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                                                                   EXHIBIT 10.3

                                   AMENDMENT
                                     TO THE
              INDUS INTERNATIONAL, INC. 1997 DIRECTOR OPTION PLAN
                      (AS PREVIOUSLY AMENDED JUNE 7, 2000)

         This Amendment ("Amendment") is made and executed this 23 day of April, 2002, to be effective as of the date hereof.

         WHEREAS, the Company previously has adopted the Indus International, Inc. Incentive Director Option Plan (the "Plan"); and

         WHEREAS, the Board of Directors of the Company has duly authorized and approved the amendment of the Plan to provide for the grant to the Chairman of the Audit Committee and the Chairman of the Compensation Committee of an option to purchase an additional 5,000 shares of Company common stock upon appointment or election to such position and upon the grant of a Subsequent Option (as defined in the Plan) to such persons; and

         NOW, THEREFORE, in accordance with Section 11 of the Plan, the Plan is hereby amended as follows:

         1. Administration and Grants of Options under the Plan. Section 4(a) of the Plan hereby is amended by removing the lead-in sentence in its entirety and replacing it with the following:

         "(a)     Procedure for Grants. All grants of Options to Outside
Directors under this Plan shall be automatic and nondiscretionary and shall be made strictly in accordance with the following provisions and the provisions of
Section 4(b) below:"

         2. Administration and Grants of Options under the Plan. Section 4 of the Plan hereby is amended by adding a new subsection (b), as follows:

         "(b)     Grants to Committee Chairmen. All grants to Outside Directors serving as Chairman of the Audit Committee of the Board or Chairman of the Compensation Committee of the Board (each such position being referred to herein as a "Committee Chairman") shall be automatic and nondiscretionary and shall be made strictly in accordance with the following provisions and the provisions of Section 4(a) above:

                  (i) Each Outside Director serving as a Committee Chairman shall be automatically granted an Option to purchase 5,000 Shares (the "First Chairman Option") on the date on which such person first becomes a Committee Chairman, whether through election or appointment.


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                  (ii)     Each Outside Director serving as a Committee
Chairman shall be automatically granted an Option to purchase 5,000 Shares (a "Subsequent Chairman Option") on the date of the Company's annual meeting of stockholders upon such Outside Director's reelection to the Board, provided that on such date the Outside Director shall have served as a Committee Chairman for at least the preceding six (6) months and will continue to serve as a Committee Chairman following the date of grant of such Subsequent Chairman Option.

                  (iii) The terms of a First Chairman Option or a Subsequent Chairman Option granted hereunder shall be as follows:

                           (A)      The term of a First Chairman Option or a
Subsequent Chairman Option shall be ten (10) years.

                           (B)      The First Chairman Option or the Subsequent
Chairman Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in Sections 8 and 10 hereof.

                           (C)      The exercise price per Share shall be 100%
of the Fair Market Value per Share on the date of grant of the First Chairman Option or the Subsequent Chairman Option. In the event that the date of grant of the First Chairman Option or the Subsequent Chairman Option is not a trading day, the exercise price per Share shall be the Fair Market Value on the next trading day immediately following the date of grant of the First Chairman Option or the Subsequent Chairman Option.

                           (D)      Subject to Section 10 hereof, the First
Chairman Option or the Subsequent Chairman Option shall become exercisable as to 100% of the Shares subject to such option on each anniversary of the date of grant, provided that the Optionee continues to serve as a Director on such dates."

         The provisions of the Plan, as heretofore amended, shall remain in full force and effect.

         IN WITNESS HEREOF, the Company has caused this Amendment to be duly executed as of the date first above written.

                                         INDUS INTERNATIONAL, INC.



                                         By: /s/ Adam V. Battani (4/23/02)
                                             -----------------------------------
                                             Name

                                             General Counsel
                                             Title


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